Exhibit 10.1

(1) Limited; and (2) Chip Foundation Semiconductor Technology Co., Ltd.
Joint Development Agreement (1)SmartKem Limited; and (2) Shanghai Chip Foundation Semiconductor Technology Co., Ltd.
Dated 26-July 2024

Exhibit 10.1

This Agreement is made on 26 July 2024

Between

(1)SmartKem Limited (company number: 06652152) whose registered office is at Manchester Technology Center Hexagon Tower, Delaunays Road, Blackley, Manchester, England, M9 8GQ ("SmartKem"); and
(2)Shanghai Chip Foundation Semiconductor Technology Co., Ltd. incorporated and registered in Shanghai with company number 91310115320754901T whose registered office is Room 507-2, Building 3, No. 111 Xiangke Road, China (Shanghai) Pilot Free Trade Zone (“Chip Foundation”).

each a "party" and together referred to as "parties".

Background:

(A)SmartKem designs and supplies high-performance organic semiconductor formulations and OTFT (as defined below) interlayer materials, enabling low-power, robust, flexible, and lightweight electronics. The technology platform includes high-mobility organic semiconductor molecules and inks capable of driving OTFT backplanes used in electronic displays and other applications. SmartKem also has access to processing services for manufacturing OTFT backplanes using its materials.
(B)Chipfoundation have three core technologies with independent intellectual property rights. Namely: Dielectric Patterned Sapphire Substrate (DPSS) technology 、 lateral epitaxial overgrowth of GaN on DPSS technology、chemical lift off GaN from DPSS technology. DPSS technology and lateral epitaxial overgrowth technology can realizable high crystal quality of GaN. Chemical lift off GaN from DPSS technology can realizable lift off of GaN epilayer from Sapphire Substrates without any damage and facilitate high yield massive transfer of Micro LEDs from sapphire substrates. It provides total solutions for the numerous engineering problems faced in the current miniaturization development process of Micro LED chips.
(C)Conventional MicroLED displays require Laser-Assisted Bonding (LAB) or eutectic bonding to form ohmic contacts between LED chips and driving backplanes, which leads to significant yield loss. OTFT has an intrinsic low-temperature processing feature, providing a different method to join the LED and TFT backplane, known as Chip-First Redistribution Layer (RDL) Technology. By using Chip-First RDL, metal interconnections can be formed on top of the LED using organic dielectric as sidewall encapsulation. This allows the P-N pad from the LED to be significantly enlarged, reducing the difficulties of photolithography alignment. Low-temperature OTFTs, formed on top, serve as the active-matrix driving circuitry.
(D)It is the intention of the parties that Chipfoundation will provide a custom MicroLED solution to Smartkem to realize the proposed new structure of the MicroLED display. Smartkem will develop a proprietary organic dielectric formulation to help Chipfoundation establish its MIP (MicroLED in Package) product portfolio.

It is agreed as follows:

1.	Definitions and interpretation
1.1	In this Agreement, unless the context otherwise requires, the following definitions shall apply:

"Affiliate" in relation to a party, any entity that directly or indirectly controls, is controlled by, or is under common control with that party from time to time.

"Agreement" means this agreement (including any schedule or annexure to it and any document in agreed form).

"Background Intellectual Property" any Intellectual Property, other than Foreground Intellectual Property, that is used in connection with the Project. The parties acknowledge and agree that the Smartkem Technology shall be deemed to be the Background Intellectual Property of Smartkem , and Chip foundation Technology shall be deemed to be the Background Intellectual Property of Chip foundation.

"Business Day" means a day other than a Saturday, a Sunday, a public or bank holiday in England.

Exhibit 10.1

"Commencement Date" means the date of this Agreement.

"Confidential Information" means all confidential information which is disclosed, or made available, directly or indirectly by one party to the other whether before, on or after the date of this Agreement, and whether orally, in writing, in electronic form or other media, which relates to a party's business including without limitation its products, operations, processes, plans or intentions, developments, trade secrets, know-how, market opportunities, personnel, suppliers and customers of the party disclosing it, any other information which is identified as being of a confidential nature or would appear to a reasonable person to be confidential and all information derived from any of the above together with the existence or provisions of the Agreement and any negotiations relating to it.

"Extended Term" has the meaning set out in clause 8.

"Final Report" means the written report prepared and agreed the parties at the completion of each Project, as more fully described in clause 2.6.

"Foreground Intellectual Property" any Intellectual Property that arises in connection with the performance of the Project, or is obtained or developed by, either party, or a contractor acting on either party's behalf, in the performance of the Project.

"Improvement" means any improvement, enhancement or modification.

"Initial Term" has the meaning set out in clause 8.

"Intellectual Property" means patents, utility models, rights to inventions, copyright and related rights, moral rights, trade marks and service marks, business names and domain names, rights in get-up, goodwill and the right to sue for passing off or unfair competition, rights in designs, database rights, rights to use, and protect the confidentiality of, confidential information (including know-how and trade secrets), semiconductor topography rights, image rights, rights in personality and similar rights, plant variety rights, and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

"Losses" means all losses, costs, claims, demands, actions, proceedings, fines, penalties, awards, liabilities, damages, compensation, settlements, expenses and/or professional costs and/or charges."

"Materials" means the

1)OTFT backplanes provided by SmartKem, organic semiconductors, organic dielectrics, surface treatment materials, passivation materials and adhesion promoters, but excluding Processes.
2)MicroLEDs provided by Chip foundation , MicroLED chips , COC1 , COC2 , LED chips on different substrates and its sequence

"Owning Party" has the meaning set out in clause 7.7(i).

"OTFT" means organic TFTs.

"Process(es)" means methods of deposition and/or treatment of materials, devices or functional layers, including material deposition, thermal and/or chemical treatment, lateral patterning, (de-)doping, etching, surface treatment, curing, or any combinations of them.

"Project" means the project between SmartKem and Chip foundation to develop Chip-first MicroLED prototype. Which including Active-matrix OTFTs and MIP module (MicroLED in Package), details of which are set out in Schedule 2, which shall be deemed completed as set out in clause 2.6.

"Project Costs" has the meaning set out in clause 3.

"Representatives" means as defined in clause 6.2(a).

"SmartKem Technology" means any Technology belonging to or used by SmartKem in relation to high performance organic semiconductor formulations and TFT interlayer materials which enable low power, robust, flexible, lightweight electronics and that are disclosed to Chip

Exhibit 10.1

foundation in connection with the Project, including any Technology belonging to or used by Smartkem which is embodied in or otherwise forms part of the Materials.

" Chipfoundation Technology" means any Technology belonging to or used by Chip foundation in relation to MicroLED chips and mass transfer which enable high performance MicroLED display and that are disclosed to SmartKem in connection with the Project, including any Technology belonging to or used by Chip foundation which is embodied in or otherwise forms part of the Materials.

"Technology" means all inventions, designs, information, know-how, specifications, formulae, data, processes, methods, techniques and other technology.

"Term" means the Initial Term, and any Extended Term.

"TFT" means thin-film transistor.

"MicroLED" means Micro Light Emitting Diode.

"COC1 , COC2” means Chip on Carrier 1 or Chip on Carrier 2 , alias by Chip foundation

1.2	In this Agreement, unless the context otherwise requires:
(a)	words in the singular include the plural and vice versa;
(b)	a reference to a statute or statutory provision includes:
(i)	any subordinate legislation (as defined in section 21(1), Interpretation Act 1978) made under it; and
(ii)any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it whether such statute or statutory provision comes into force before or after the date of this Agreement;
(c)	a reference to:
(i)	any party includes its successors in title and permitted assigns; and
(ii)a party, clause and schedule is to a party to, a clause of and a schedule to this Agreement;
(iii)a person includes any individual, firm, body corporate, association or partnership, government or state (whether or not having a separate legal personality);
(d)the words "includes" or "including" shall be construed as illustrative only and shall not limit the generality of the preceding words; and
(e)if there is any conflict or inconsistency between any clause of this Agreement and any schedule to this Agreement, the clause shall prevail.
2.	The Project
2.1Schedule 2 sets out details of the Project. The parties agree that Schedule 1 may be amended by mutual written agreement at any time.
2.2	Each party shall:
(a)use its commercially reasonable endeavours to complete its part of the Project and the work allocated to it by such date set out in Schedule 2, or otherwise agreed in writing; and
(b)promptly provide the other party with such information reasonably required to enable the requesting party to conduct the work allocated to it in Schedule 2.
2.3The parties shall each appoint a project manager to assume overall responsibility for their respective roles and obligations under this Agreement. The parties' respective project managers shall meet as often as is required at intervals and locations as agreed between the parties from time to time:

Exhibit 10.1

(a)discuss and co-ordinate all development work in respect of the Project with a view to ensuring the due and proper completion of the Project in accordance with such dates set out in Schedule 2, and quality standards as may be agreed between the parties;
(b)agree any changes to the Project including any updates to Schedule 2, the work allocation and any deadlines. No such changes shall become binding on either party until agreed by the parties in accordance with clause 17;
(c)	review the capability of each party;
(d)seek to resolve any issues arising. The parties' respective project managers shall use all reasonable endeavours to resolve issues arising under this Agreement, but shall refer all problems which are outside their ordinary authority to resolve to appropriate members of the parties' senior management;
(e)identify in writing on behalf of the parties any Background Intellectual Property used, or to be used, in performing the Project, prior to or as soon as reasonably practicable following its disclosure in the course of the Project;
(f)discuss such other matters as may be agreed between the parties from time to time; and
(g)	prepare and agree the Final Report.
2.4Either party may replace its appointed project manager at any time on prior written notice to the other party.
2.5Without prior written consent from the other party, each party shall not provide/display the Project to third party. If there is any need to display the Project, the parties agree to reach a prior mutual consent.
2.6The Project shall be considered to have been completed upon 31st December 2025. On completion of the Project (Phase 1 SOW), the parties shall jointly inspect and evaluate the work performed and shall jointly produce and sign a Final Report in respect of the Project, incorporating such details as may be agreed between the parties from time to time.
2.7After the completion of the Project, each party shall preserve one (1) set of the Demo, If one party's demo being damaged, such party can borrow the other party's demo through prior consent.
3.	Project Costs
3.1Project Cost set in Schedule 3 . Beyond of Schedule 3 , Each party shall be responsible for its own costs in the preparation, execution and implementation of this Agreement including those incurred in connection with the Project, including all shipping costs, labour costs and travel expenses ("Project Costs").
4.	Ownership of Intellectual Property
4.1	Background Intellectual Property
4.2	The parties agree that:
(a)all Background Intellectual Property is and shall remain the exclusive property of the party owning it (or, where applicable, the third party from whom its right to use the Background Intellectual Property has derived); and
(b)participation in the Project shall not affect any rights of ownership of any Background Intellectual Property which shall at all times remain with the party which is contributing such Background Intellectual Property to the Project (or its licensors) and nothing in this Agreement shall grant or shall be deemed to grant impliedly or otherwise, ownership of or (save as specifically provided for herein) rights of use of such Background Intellectual Property to either party.
4.3	Foreground Intellectual Property
4.4Subject to clauses 4.5 and 5, each party shall be the owner of the Foreground Intellectual Property it develops in connection with the Project
4.5	The Parties agree each Party shall be the sole owner of:

Exhibit 10.1

(a)all Foreground Intellectual Property which constitutes an improvement in relation to the Smartkem Technology or other technology that is the subject of Smartkem's Background Intellectual Property. Chip foundation hereby assigns to Smartkem all present and future right title and interest in any such Intellectual Property; and
(b)all Foreground Intellectual Property which constitutes an improvement in relation to the Chip foundation Technology or other technology that is the subject of Chip foundation 's Background Intellectual Property. Smartkem hereby assigns to Chip foundation all present and future right title and interest in any such Intellectual Property; and
(c)all Intellectual Property developed by Smartkem independently of this Agreement, or without any involvement of Chip foundation; and
(d)all Intellectual Property developed by Chip foundation independently of this Agreement, or without any involvement of Smartkem.
4.6In respect of any Foreground Intellectual Property assigned to SmartKem or Chip foundation under clause 4.5(a), 4.5(a) the other Party shall(and shall procure that its Permitted Subcontractors shall) obtain from all authors of any copyright work which form part of such Foreground Intellectual Property absolute, irrevocable and unconditional waivers in relation to all moral rights which subsist in such copyright work by virtue of Chapter 4 of the Copyright, Designs and Patents Act 1988 and, so far as is legally possible, any broadly equivalent rights such authors may have in any territory of the world ("Moral Rights").
4.7Each party shall promptly give written notice to the other party of any actual, threatened or suspected infringement of any party's Background Intellectual Property or any Foreground Intellectual Property, or any unauthorised use of either party's Background Intellectual Property.
4.8Subject to clause 4.4, the parties agree that:, to the extent that a party appoints any sub- contractor to perform its obligations (which shall be subject always to clause 13) such party shall ensure that any Foreground Intellectual Property arising from the work of such sub-contractor shall be assigned to it absolutely and that any Foreground Intellectual Property so arising shall be disclosed to it promptly.
5.	Licences of Intellectual Property

Each party grants to the other parties the licences set out in Schedule 1 of this Agreement. To the extent a party is permitted to grant sub-licenses under Schedule 1, such party shall ensure the sub-licensee complies at all times with the terms and conditions of this Agreement.

6.	Confidentiality
6.1The parties each undertake to keep confidential and not to disclose to any third party, or to use themselves other than for the purpose of the Project or as permitted under or in accordance with this Agreement (including without limitation for the purpose of compliance with its obligations under this Agreement and enjoying the benefit of the rights and licenses granted under Schedule 1), any Confidential Information disclosed to it (whether directly or indirectly by another party, or Affiliates.
6.2	Each party may disclose the other party's Confidential Information:
(a)to its employees, officers, representatives, contractors, subcontractors or advisers ("Representatives") who need to know such information for the purposes of carrying out the party's obligations under this Agreement. Each party shall ensure that its Representatives to whom it discloses the other party's Confidential Information comply with this clause 6; and
(b)	as may be required by law, a court of competent jurisdiction or any governmental or regulatory authority.
6.3	The obligations contained in this clause 6 shall survive the expiry or termination of this Agreement for any reason, but shall not apply to any Confidential Information which:
(a)	is publicly known at the time of disclosure to the receiving party; or
(b)	becomes publicly known otherwise than through a breach of this Agreement by the receiving party, its officers, employees, agents or contractors; or

Exhibit 10.1

(c)can be proved by the receiving party to have reached it otherwise than by being communicated by the other party including:
(i)	being known to it prior to disclosure;
(ii)	having been developed by or for it wholly independently of the other party; or
(iii)	having been obtained from a third party without any restriction on disclosure on such third party of which the recipient is aware, having made due enquiry;
(d)is required by law, regulation or order of a competent authority (including any regulatory or governmental body or securities exchange) to be disclosed by the receiving party, provided that, where legally permissible, the disclosing party is given prompt advance written notice of the intended disclosure (together with a copy of any relevant access request, court order, or other evidence giving rise to such belief) to enable the disclosing party to seek appropriate protective relief and/or to take steps to resist or narrow the scope of any required disclosure. The receiving party shall and shall procure that is Representatives shall co-operate with the disclosing party with respect to such matters and shall in any event ensure that it and its Representatives disclose only such Confidential Information as it has ascertained, after taking legal advice, it and its Representatives are legally compelled to disclose, and shall use all reasonable endeavours to ensure that all Confidential Information so disclosed is accorded confidential treatment in terms of this Agreement.
6.4Except as provided for in this Agreement, each party acknowledges and agrees that except for the purpose of the Project, it will not acquire by implication or otherwise any right in or title to or licence in respect of a party’s Confidential Information.
6.5The parties agree that damages might not be a sufficient remedy to any breach of the terms of clause 6 and that as a result injunctive or other equitable relief may be claimed in respect of any breach or anticipated breach.
6.6The obligations as to confidentiality in this Agreement shall survive any termination of this Agreement for a period of 5 (five) years.
6.7The Background Intellectual Property of a party shall be deemed to be the Confidential Information of such party. Any Foreground Intellectual Property of a party shall be deemed to be the Confidential Information of such party.
7.	Warranties
7.1Each of the parties warrants that it has full power and authority to carry out the actions contemplated under this Agreement.
7.2	Each party shall:
(a)perform its duties and responsibilities in relation to the Project in a professional manner with reasonable skill and care, using suitably qualified personnel, and will use reasonable endeavours to achieve the objectives of the Project; and
(b)comply with all applicable laws, statutes, regulations and codes which may be relevant to the performance of the Project.
7.3In relation to its Background Intellectual Property, Foreground Intellectual Property, or Confidential Information, each party gives no warranty as to its sufficiency, validity, accuracy, or fitness for purpose.
7.4Each party warrants that it shall not knowingly supply any Background Intellectual Property, Foreground Intellectual Property, or Confidential Information in the knowledge that the use by the receiving party would infringe the rights of a third party.
7.5	Nothing in this Agreement shall constitute any representation or warranty that:
(a)	any patent is valid or relevant to the Project;
(b)the exercise by the other party of rights granted under this Agreement will not infringe the rights of any person; or

Exhibit 10.1

(c)either party shall bring or prosecute actions or suits against third parties for infringement.
7.6Except as expressly provided in this Agreement, there are no conditions, warranties or other terms binding on the parties with respect to the actions contemplated by this Agreement including with respect to the use, sale or other disposition of products incorporating or made by use of any Materials, any Background Intellectual Property or any Foreground Intellectual Property. Any condition, warranty or other term in this regard which might otherwise be implied or incorporated into this Agreement, whether by statute, common law or otherwise, is, insofar as it is lawful to do so, hereby excluded.
7.7Each party shall promptly give written notice to the other of: (a) any challenge to; or (b) any actual, suspected or threatened infringement of the other party's Intellectual Property by a third party; or (c) any other form of attack, charge or claim to which the other party's Intellectual Property may be subject, which in each case comes to its knowledge and in respect of Intellectual Property that is solely owned by one party. In each case:
(i)	the party that owns the Intellectual Property (the "Owning Party") shall, in its absolute discretion, decide what action, if any, to take;
(ii)the Owning Party shall have exclusive control over, and conduct of, all claims and proceedings;
(iii)the other party shall not make any admissions other than to the Owning Party and shall provide the Owning Party with all assistance that it may reasonably require in the conduct of any claims or proceedings; and
(iv)	the Owning Party shall bear the cost of any proceedings and shall be entitled to retain all sums recovered in any action for its own account.
8.	Termination
8.1Subject to earlier termination in accordance with this clause 8, this Agreement shall come into force on the Commencement Date and shall continue in full force and effect for a period of [three years] from the Commencement date (the "Initial Term"), when it shall terminate automatically without notice, unless, the parties agree in writing prior to such termination that the term of the Agreement shall be extended for such period as may be agreed by the parties in writing ("Extended Term"). Unless it is further extended under this clause or terminated earlier in accordance with this clause 8, the Agreement shall terminate automatically without notice at the end of an Extended Term.
8.2Without prejudice to any other rights or remedies, either party may, by written notice to the other, terminate this Agreement with immediate effect at any time after the happening of any of the following events:
(a)the other party commits a material breach of this Agreement which is incapable of remedy; or
(b)the other party commits a material breach of this Agreement which is capable of remedy and fails to remedy such material breach within 30 (thirty) days after receiving written notice requiring it to remedy that material breach; or
(c)the other party repeatedly breaches this Agreement in such a manner as to reasonably justify the opinion that its conduct is inconsistent with it having the intention or ability to perform its obligations in accordance with this Agreement; or
(d)the other party is unable, deemed or declared to be unable, or admits inability to pay its debts as they fall due, suspends or threatens to suspend making payments on any of its debts by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors or the value of its assets is less than its liabilities (taking into account contingent and prospective liabilities); or
(e)any corporate action, legal proceedings or other procedure or step is taken against the other party in relation to: (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise); or (ii) a composition, compromise, assignment or arrangement with any creditor; or (iii) the appointment of a

Exhibit 10.1

liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the other party or any of its assets; or (iv) the enforcement of any security over any assets of the other party; or any analogous procedure or step is taken in any jurisdiction; or

(f)	the other party challenges or disputes the validity or ownership of any of the terminating party's Background Intellectual Property or Foreground Intellectual Property; or
(g)	the other party is in breach of any of its confidentiality obligations under clause 8; or
8.3	the parties may terminate this Agreement at any time by mutual written Agreement.
8.4The licences granted to the parties under clause 5 and Schedule 1 of this Agreement (and, for the avoidance of doubt, any sublicences granted to Permitted Subcontractors) shall automatically cease upon termination or expiry of this Agreement, except to the extent that this Agreement expressly provides otherwise.
8.5Termination in accordance with this clause 8 shall be without prejudice to the rights of the parties accrued at the date of termination.
8.6On termination of any licences granted under this Agreement in accordance with this clause 8, each party shall immediately destroy all information and materials belonging to the other party (or at the request of such other party, return such information and materials) then in its or its Representatives possession, custody or control, including all Confidential Information of any other party relating to such licences. The party destroying or returning such information and materials, shall confirm in writing that it has done so, if so requested by the party who owns such information and materials.
9.	Liability
9.1Nothing in this Agreement shall exclude or limit or be deemed to exclude or limit a party's liability for: (a) death or personal injury caused by its negligence; or (b) for fraudulent misrepresentation; or (c) for any liability that cannot be excluded or limited by law; or (d) under any indemnity given by such party.
9.2Subject to clause 9.1, the liability of either party to the other party for any breach, tort (including negligence), breach of statutory duty or otherwise arising out of or in connection with this Agreement, will not extend to any loss of profit, loss of revenue, loss of or corruption to data, loss of contracts, business or opportunity or other indirect, special or consequential loss or damage even if the party bringing an action, claim, dispute or proceedings has advised the other party of the possibility of such loss or damage or if they were within the other party’s contemplation.
10.Subject to clause 9.1 and clause 9.2, the maximum total aggregate liability of a party to the other party for loss and damage under or in connection with this Agreement or its subject matter due to that party’s breach, tort (including negligence), breach of statutory duty or otherwise howsoever arising shall not exceed five hundred thousand pounds (£500,000). The limitation of liability in this clause 10 shall not apply to: (i) any loss or damage suffered by a party as a result of infringement of such party’s Intellectual Property; (ii) breach of the licences set out in Schedule 1; or (ii) breach of such party’s confidence (whether or not in breach of clause 6) by another party.Non-solicitation

Each party agrees during the term of this Agreement and for a period of 3 year following its termination, not to solicit or induce any officer, employee, agent or contractor of the other party or any of its Affiliates involved with the Project to terminate their employment or engagement with the other or its Affiliates (as appropriate).

11.	Notices
11.1Any notice to be given to a party under this Agreement shall be in writing in English signed by or on behalf of the party giving it, and shall be delivered personally, or sent by recorded delivery (or international equivalent, where required), to the address of the party set out on page 1 of this Agreement. In addition, notices may be sent by email to the following email addresses:

Notices sent to Smartkem: [  ]

Notices sent to Chip foundation: [ ]

Exhibit 10.1

11.2Either party may, by a notice given in accordance with this clause, change its address for the purposes of this clause.
11.3	A notice shall be deemed to have been served:
(a)	at the time of delivery if delivered personally (unless received after 5pm in which case it shall be deemed served on the next Business Day);
(b)	2 Business Days after posting in the case of an address in the United Kingdom and 5 Business Days after posting for any other address;
(c)	if sent by email, at the time of transmission.
11.4If deemed receipt under clause 11.3 would occur outside business hours in the place of receipt, it shall be deferred until business hours resume. In this clause, business hours shall be deemed to mean 9.00am to 5.00pm Monday to Friday on a day that is not a public holiday in the place of receipt. This clause 11 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.
12.	No partnership or agency

Nothing in this Agreement is intended to or shall operate to create a partnership or joint venture between the parties, or to authorise either party to act as agent for the other and neither party shall have authority to act in the name of or on behalf of the other, or to enter into any commitment or make any representation or warranty or otherwise bind the other in any way.

13.	Assignment and subcontracting

No party may assign, transfer, charge or otherwise encumber, declare a trust over or deal with in any other manner this Agreement or any right, benefit or interest under it, or subcontract any of its obligations under it, without the prior written consent of the other parties, except to the extent expressly set out in this Agreement.

14.	Cumulative remedies

Save as expressly provided in this Agreement, the rights and remedies provided under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

15.	Exclusion of third party rights

Unless expressly provided in this Agreement, no term of this Agreement is enforceable by any person who is not a party to it whether pursuant to the Contracts (Rights of Third Parties) Act 1999 or otherwise.

16.	Severance
16.1If any court or competent authority finds that any provision of this Agreement (or part of any provision) is invalid, illegal or unenforceable, that provision (or part) shall, to the extent required, be deemed to be deleted, and the validity and enforceability of the other provisions of this Agreement shall not be affected.
16.2If any invalid, unenforceable or illegal provision of this Agreement would be valid, enforceable and legal if some part of it were deleted, the parties shall negotiate in good faith to amend such provision such that, as amended, it is legal, valid and enforceable, and, to the greatest extent possible, achieves the parties' original commercial intention.
17.	Variation

Except as expressly set out in this Agreement, no purported variation of this Agreement shall be valid unless it is in writing (which excludes email) and signed by or on behalf of each party.

18.	Waiver

No failure or delay by a party to enforce or exercise any right or remedy under this Agreement or by law shall be deemed to be a waiver of that or any other right or remedy, nor shall it operate so as to bar the enforcement or exercise of that or any other right or remedy at any time subsequently. Any waiver of any breach of this Agreement shall not be deemed to be a waiver of any subsequent breach.

Exhibit 10.1

19.	Entire agreement
19.1This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes any prior agreements, representations, understandings or arrangements between the parties (oral or written) in relation to such subject matter. Each party acknowledges that:
(a)upon entering into this Agreement, it does not rely, and has not relied, upon any representation (whether negligent or innocent), statement or warranty made or agreed to by any person (whether a party to this Agreement or not) except those expressly set out in this Agreement; and
(b)the only remedy available in respect of any misrepresentation or untrue statement made to it shall be a claim for damages for breach of contract under this Agreement.
19.2	Nothing in this clause 19 shall limit or exclude any liability for fraud.
20.	Counterparts

This Agreement may be executed in any number of counterparts and by the parties in separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart, when executed, shall be an original of this Agreement and all counterparts shall together constitute one instrument.

21.	Further assurance

At its own expense, each party shall, and shall use reasonable endeavours to procure that any necessary third party shall, promptly execute all such documents and do all such other acts as are necessary to give full effect to this Agreement.

22.	Publicity
22.1No party shall make or permit any person connected with it to make any announcement concerning this Agreement or its subject matter or to make use of any logo, trademark, service mark or business or trading name of any other party except as expressly required or permitted by this Agreement or as required by law or any competent regulatory body, without the prior written approval of the other party/parties such approval not to be unreasonably withheld or delayed.
22.2Notwithstanding clause 22.1, the parties permit to make a public announcement upon signature of this Agreement, the wording of which is to be agreed by the parties in writing.
23.	Force Majeure

Neither party shall be in breach of this Agreement nor liable for delay in performing, or failure to perform, any of its obligations under this Agreement if such delay or failure results from events, circumstances or causes beyond its reasonable control.

24.	Governing law and jurisdiction
24.1This Agreement and any dispute or claim (whether contractual or non-contractual) arising out of or in connection with it, its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.
24.2Each party irrevocably agrees that the courts of Singapore shall have exclusive jurisdiction to settle any dispute or claim (whether contractual or non-contractual) arising out of or in connection with this Agreement, its subject matter or formation.

This Agreement has been entered into on the date appearing at the head of page 1.

Exhibit 10.1

Signed for and on behalf of SmartKem Limited

Signature:/s/ Maosheng Hao

Name:Maosheng Hao

Position:CEO and Chairman

Date:9/6/2024

Signed for and on behalf of

Shanghai Chip Foundation Semiconductor Technology Co., Ltd.

Signature:/s/ Ian Jenks

Name:Ian Jenks

Position:CEO

Date:8/20/2024

Exhibit 10.1

SCHEDULE 1

Licences of Intellectual Property

Exhibit 10.1

SCHEDULE 2

Project Details

Exhibit 10.1

SCHEDULE 3

Project Costs (Financial Matters)